UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 31, 2008, Anthony Mirabelli’s employment agreement with Cobra Electronics Corporation (the “Company”) was amended (the “Amendment”) to comply with Section 409A of the Internal Revenue Code of 1986, as amended and the guidance promulgated thereunder and to amend the benefits to which Mr. Mirabelli would be entitled following a termination of employment by Mr. Mirabelli for good reason.

Benefits Following Termination For Good Reason

Mr. Mirabelli’s employment agreement provides for payments of certain benefits upon the termination of the employment. Mr. Mirabelli’s rights upon a termination of his employment depend upon the circumstances of the termination. The Amendment adds the concept of a “Material Negative Change” in the termination section of Mr. Mirabelli’s employment agreement.

A “Material Negative Change” is generally defined as follows: (a) (i) a material diminution in Mr. Mirabelli’s authority, duties or responsibilities as an officer of the Company, (ii) a material change in the geographic location at which Mr. Mirabelli must perform his services to the Company or (iii) a material breach by the Company of the terms of Mr. Mirabelli’s employment agreement pursuant to which he provides services to the Company and (b) Mr. Mirabelli has: (i) provided notice to the Company of the existence of the material negative change within 90 days of the initial existence of such change, (ii) the Company does not remedy the material negative change within 30 days of the Company’s receipt of such written notice and (iii) as a result of the material negative change not being remedied, Mr. Mirabelli terminates his employment with the Company after such 30-day period and not later than twelve months after the initial existence of one or more of the material negative changes, and such termination is not after the occurrence of an event constituting “cause” for purposes of Mr. Mirabelli’s employment agreement.

If there is a “Material Negative Change” prior to Mr. Mirabelli’s termination of employment with the Company, he will be entitled to, subject to certain restrictions, (i) salary through and including the effective date of his termination of employment and (ii) continued biweekly payments in an amount equal to his regular biweekly salary until the Company has made 26 such payments to him.

The foregoing description is only a summary of certain provisions of the Amendment and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10-1 hereto and incorporated herein by reference.

Item 9.01.	Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10-1	Employment Agreement Amendment between Cobra Electronics Corporation and Anthony Mirabelli, dated December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Gerald M. Laures
Name:	Gerald M. Laures
Title:	Vice President—Finance

Date: January 7, 2009

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10-1	Employment Agreement Amendment between Cobra Electronics Corporation and Anthony Mirabelli, dated December 31, 2008.